News Release
FOR IMMEDIATE RELEASE
January 7, 2016

Joseph Gonnella Retires as CEO for Enerpulse Technologies
Craig Porter Appointed Executive Chairman of the Board

Albuquerque, N.M. – January 7, 2015 – Enerpulse Technologies (ENPT), the manufacturer of Pulstar® Plasma Spark Plugs, announced today that Joseph Gonnella has retired as Chief Executive Officer. Gonnella, with decades of automotive industry experience, will remain active as a member of the board of directors. Lou Camilli, the founder and current President and Chief Technology Officer for Enerpulse Technologies, has been appointed interim CEO. Craig Porter, elected to Enerpulse’s board in 2015, has been appointed as Executive Chairman of the Board and will actively assist Camilli in leading the company into aggressive revenue generation starting in Q-1, 2016.

Porter is the founder and President/CEO of The Renaissance Companies, a mid-market commercial general construction firm located in Scottsdale, Arizona. He founded Renaissance in 1991 capitalizing the start-up with $100,000 of borrowed funds. Under his leadership, the company grew to revenue in 2007 of 160 million dollars with a ROE of over 147%. During the first ten years of Craig’s career, he was employed in leadership positions with Bechtel Corporation, Ralph M. Parsons, Perini Building Company, The Trammel Crow Company, and the Del E. Webb Corporation.

Camilli and Porter will jointly address the commercial markets, with particular focus on the industrial engine segment where the company expects rapid revenue growth to be imminent. The action plan, already being implemented, focuses on partnerships with global leaders in engine technology and manufacturing and growing sales substantially in 2016.

Enerpulse Technologies has pioneered plasma-assisted combustion delivered in the form of a conventional spark plug. Its Pulstar® spark plug is a breakthrough that efficiently and cost-effectively reduces exhaust emissions in spark-ignited internal combustion engines; while, at the same time, improves power output and operating stability. During testing, the company has seen some very exciting field results at multiple large industrial engine operators. “As Executive Chairman of the Board, my primary focus will be to quickly convert these co-deployment relationships into revenue generating partnerships,” said Craig Porter.

To fund its revenue and partnership growth, Enerpulse Technologies has engaged Chardan Capital Markets as its investment banker to explore a potential capital raise. Chardan is a leading authority on capital solutions for emerging growth companies, raising more than $12.9 billion through more than 250 transactions since 2003. With sufficient funding, the company expects to be able to enter into a stage of significant growth and revenue generation, establishing an exciting trajectory in demonstrating the future viability of Enerpulse’s plasma-assisted combustion spark plug technology.

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Image Attached:

Caption: Craig Porter (left) has been appointed as Executive Chairman of the Board and will actively assist Enerpulse Technologies interim CEO, Lou Camilli (right) in leading the company into aggressive revenue generation starting in Q-1, 2016.

Image Link: https://drive.google.com/file/d/0B6mkJYkJY-gUM0p6OEM2dWswYms/view?usp=sharing

About ENERPULSE (ENPT)

Enerpulse Technologies, Inc. is a publicly traded company headquartered in Albuquerque, N.M. Founded in 2004; the company develops and manufactures ultra-high performance, low emissions ignition products through the application of pulse power technology. For more information, visit www.enerpulse.com.

Safe Harbor / Forward-Looking Statements

This news release contains “forward-looking statements” as that term is defined in Section 27(a) of the United States Securities Act of 1933, as amended and Section 21(e) of the Securities Exchange Act of 1934, as amended. Information provided by the Company such as online or printed documents, publications or information available via its website may contain forward-looking statements that involve risks, uncertainties, assumptions, and other factors, which, if they do not materialize or prove correct, could cause its results to differ materially from historical results, or those expressed or implied by such forward-looking statements. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including statements containing the words “planned,” “expects,” “believes,” “strategy,” “opportunity,” “anticipates,” and similar words. These statements may include, among others, plans, strategies, and objectives of management for future operations, financing, marketing and sales; any statements regarding proposed new products, services, or developments; any statements regarding future economic conditions or performance; statements of belief; and any statements of assumptions underlying any of the foregoing. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including market conditions, risks associated with the cash requirements of our business and other risks detailed from time to time in our filings with the Securities and Exchange Commission, and represent our views only as of the date they are made and should not be relied upon as representing our views as of any subsequent date. We do not assume any obligation to update any forward-looking statements.

For further information, contact:

Heather Tausch
Director of Marketing and Communications
505-999-2005
htausch@enerpulse.com